As filed with the Securities and Exchange Commission on June 14, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cryoport, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	88-0313393 (I.R.S. Employer Identification No.)
112 Westwood Place, Suite 350 Brentwood, TN 37027 (Address of principal executive offices, including zip code)

Cryoport, Inc. 2018 Omnibus Equity Incentive Plan

(Full title of the plan)

Robert Stefanovich
Cryoport, Inc.

Chief Financial Officer

112 Westwood Place, Suite 350

Brentwood, TN 37027

(949) 470-2300

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Kevin Zen

Snell & Wilmer L.L.P.

600 Anton Boulevard., Suite 1400

Costa Mesa, CA 92626

(714) 427-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement is being filed solely for the registration of 2,500,000 additional shares of common stock, $0.001 par value per share, of Cryoport, Inc., a Nevada corporation (the “Company”), for issuance pursuant to the Cryoport, Inc. 2018 Omnibus Equity Incentive Plan (as amended, the “Plan”). Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Company’s prior registration statements relating to the Plan (Nos. 333-225387 and 333-257368) are hereby incorporated by reference in this registration statement, except as revised in Part II of this registration statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this registration statement and are deemed to be a part hereof from the date of filing:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 13, 2024 (the “Form 10-K”).

2.	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the Commission on May 8, 2024.

3.	The Company’s Current Reports on Form 8-K, filed with the Commission on February 15, 2024 and May 22, 2024.

4.	The description of the Company’s common stock contained in its Registration Statement on Form 8-A (No. 001-34632), filed with the Commission on July 22, 2015, and any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to the Form 10-K.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit Number	Description	Page or Method of Filing
4.1	Amended and Restated Articles of Incorporation of Cryoport, Inc.	Incorporated by reference to Exhibit 3.1 of the Company’s Form 10-Q filed with the Commission on November 9, 2012
4.2	Amended and Restated Bylaws of Cryoport, Inc.	Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on February 8, 2016
4.3	Amended and Restated Certificate of Designation of Class A Preferred Stock	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 30, 2015
4.4	Certificate of Designation of Class B Preferred Stock	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 20, 2015
4.5	Amendment to Certificate of Designation of Class B Preferred Stock	Incorporated by reference to Exhibit 3.6 to the Company’s Amendment No. 1 to Registration Statement on Form S-1 filed with the Commission on April 17, 2015
4.6	Certificate of Change filed with the Nevada Secretary of State on May 12, 2015	Incorporated by reference to Exhibit 3.7 to the Company’s Annual Report on Form 10-K filed with the Commission on May 19, 2015
4.7	Amendment to Certificate of Designation of Class A Preferred Stock	Incorporated by reference to Exhibit 3.8 to the Company’s Amendment No. 4 to Registration Statement on Form S-1 filed with the Commission on June 22, 2015
4.8	Amendment to Certificate of Designation of Class B Preferred Stock	Incorporated by reference to Exhibit 3.9 to the Company’s Amendment No. 4 to Registration Statement on Form S-1 filed with the Commission on June 22, 2015
4.9	Amendment to Certificate of Designation of Class A Preferred Stock	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 4, 2015
4.10	Amendment to Certificate of Designation of Class B Preferred Stock	Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on September 4, 2015
4.11	Certificate of Amendment filed with the Nevada Secretary of State on November 23, 2015	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 1, 2015
4.12	Certificate of Amendment filed with the Nevada Secretary of State on May 30, 2018	Incorporated by reference to Exhibit 3.12 of the Company’s Annual Report on Form 10-K filed with the Commission on March 13, 2019
4.13	Certificate of Designation of 4.0% Series C Convertible Preferred Stock of Cryoport, Inc.	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 1, 2020
5.1	Opinion of Snell & Wilmer L.L.P.	Filed herewith
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm	Filed herewith
23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	Filed herewith
23.3	Consent of Snell & Wilmer L.L.P.	Included as part of Exhibit 5.1
24.1	Power of Attorney	Included on the signature page hereto
99.1	Cryoport, Inc. 2018 Omnibus Equity Incentive Plan (as amended by the First Amendment, the Second Amendment and the Third Amendment, effective May 17, 2024)	Incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 3, 2024
107	Filing Fee Table	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on June 14, 2024.

CRYOPORT, INC.

By:	/s/ Robert S. Stefanovich
Name:	Robert S. Stefanovich
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jerrell W. Shelton and Robert S. Stefanovich, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jerrell W. Shelton Jerrell W. Shelton	President, Chief Executive Officer and Director (Principal Executive Officer)	June 14, 2024

/s/ Robert S. Stefanovich Robert S. Stefanovich	Chief Financial Officer (Principal Financial and Accounting Officer)	June 14, 2024

/s/ Richard Berman Richard Berman	Director	June 14, 2024

/s/ Daniel M. Hancock Daniel M. Hancock	Director	June 14, 2024

/s/ Robert Hariri, M.D., Ph.D. Robert Hariri, M.D., Ph.D.	Director	June 14, 2024

/s/ Ramkumar Mandalam, Ph.D. Ramkumar Mandalam, Ph.D.	Director	June 14, 2024

/s/ Ram Jagannath Ram Jagannath	Director	June 14, 2024

/s/ Linda Baddour Linda Baddour	Director	June 14, 2024